As filed with the Securities and Exchange Commission on May 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOV INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0475815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10353 Richmond Avenue

Houston, Texas 77042-4103

(346) 223-3000

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

NOV Inc. Long-Term Incentive Plan

(Full Title of the Plan)

Rodney C. Reed

Senior Vice President and Chief Financial Officer

10353 Richmond Avenue

Houston, Texas 77042-4103

(346) 223-3000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Megan Foscaldi

Troutman Pepper Locke LLP

111 Huntington Ave

Boston, MA 02199

(617) 239-0282

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to the registration of 15,200,000 shares (the “Shares”) of common stock of NOV Inc. (the “Company”). The Shares are securities of the same class and relate to the same employee benefit plan, the NOV Inc. Long-Term Incentive Plan (the “Plan”), as those registered pursuant to the Form S-8 Registration Statement filed by the Company on May 11, 2018 (File No. 333-224892), the Form S-8 Registration Statement filed by the Company on May 28, 2019 (File No. 333-231779), the Form S-8 Registration Statement filed by the Company on May 20, 2020 (File No. 333-238529), and the Form S-8 Registration Statement filed by the Company on May 22, 2022 (File No. 333-265171) (collectively, the “Prior Registration Statements”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the new information set forth below.

The Shares that are the subject of this Registration Statement relate to the amendments to the Company’s Plan to increase the number of authorized shares available for issuance thereunder. The amendments were approved by the Company’s stockholders at the Company’s annual meeting held on May 20, 2025.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) but will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933 as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which previously have been filed by the Company with the Commission, are incorporated herein by reference and made a part hereof:

A. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February  14, 2025;

B. The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the Commission on April 29, 2025;

C. The description of the Company’s common stock filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on February 12, 2021; and

D. The Company’s Current Report on Form 8-K, as filed with the Commission on March 20, 2025.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information deemed furnished and not filed pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto, or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

INDEX TO EXHIBITS

Exhibit Number		Description

3.1	—	Seventh Amended and Restated Certificate of Incorporation of NOV Inc., filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 18, 2023 and incorporated herein by reference.

3.2	—	Amended and Restated Bylaws of NOV Inc., filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 28, 2023 and incorporated herein by reference.

3.3	—	Description of the Registrant’s common stock, filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 12, 2021 and incorporated herein by reference.

4.1	—	Amended and Restated NOV Inc. Long-Term Incentive Plan (incorporated by reference to Appendix I to the Company’s Proxy Statement filed on April 9, 2025).

5.1*	—	Opinion of Troutman Pepper Locke LLP as to the validity of the securities being registered.

23.1*	—	Consent of Ernst & Young LLP.

23.2*	—	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1).

24.1*	—	Power of Attorney (set forth on the signature page of this Registration Statement).

107.1*		Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 20th day of May, 2025.

NOV INC.

By:	/s/ CLAY C. WILLIAMS
Clay C. Williams
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Clay C. Williams and Rodney C. Reed and each of them, either one of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 20, 2025.

Signature	Title

/s/ Clay C. Williams Clay C. Williams	Chairman and Chief Executive Officer

/s/ Rodney C. Reed Rodney C. Reed	Chief Financial Officer and Senior Vice President

/s/ Christy H. Novak Christy H. Novak	Chief Accounting Officer, Vice President, and Corporate Controller

/s/ Marcela E. Donadio Marcela E. Donadio	Director

/s/ Ben A. Guill Ben A. Guill	Director

/s/ David D. Harrison David D. Harrison	Director

/s/ Christian S. Kendall Christian S. Kendall	Director

/s/ Patricia Martinez Patricia Martinez	Director

/s/ Patricia B. Melcher Patricia B. Melcher	Director

/s/ William R. Thomas William R. Thomas	Director

/s/ Robert S. Welborn Robert S. Welborn	Director